[Deloitte & Touche LLP letterhead]



                           EXHIBIT 23

                     STIFEL FINANCIAL CORP.
                 CONSENT OF INDEPENDENT AUDITORS









We consent to the incorporation by reference in the registration statements of Stifel Financial Corp. and Subsidiaries on Form S-8 (file numbers 2-94326, 33-10030, 33-20568, 333-37805, and 333-
37807,)and on Form S-3(file number 33-53699), of our report dated March 5, 1999, incorporated by reference in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP


March 5, 1999
St. Louis, Missouri